EXHIBIT 10.2
ABLEST INC.
NON-EMPLOYEE DIRECTORS’ EQUITY RIGHTS PLAN
1.	Title and Purpose.
          This plan shall be known as the Ablest Inc. Non-Employee Directors’ Equity Rights Plan (“Plan”). The purpose of the Plan is to strengthen the alignment of interests between the non-employee directors and the shareholders of Ablest Inc. (the “Company”) through the increased ownership by the Company’s non-employee directors of the Company’s common stock.
          The Plan shall be effective from and after the Effective Date. The Plan shall replace and supersede the Ablest Inc. Non-Employee Directors’ Stock Option Plan, effective May 16, 2000 (“Prior Plan”). No awards shall be granted under the Prior Plan from and after the Effective Date.
2.	Definitions.
          The following terms when initially capitalized shall have the following respective meanings:
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Effective Date” means the date as of which the Plan is approved by the shareholders of the Company.
          “Equity Award” means with respect to a Non-Employee Director the grant of an Initial Award or a Re-Election Award to such director.
          “Initial Award” means the grant to a Non-Employee Director upon such director’s initial election to the Board of Directors on or after the Effective Date of a Stock Grant of 1,000 shares of the Company’s common stock.
          “Non-Employee Director” means an individual who has been duly elected and is actively serving as a director of the Company and who is not an officer or employee of the Company at the time of his or her election as a director. A Non-Employee Director shall cease to be a Non-Employee Director upon the election of such individual as an officer of the Company or upon such individual becoming an employee of the Company.
          “Plan” means the Ablest Inc. Independent Directors’ Equity Rights Plan as set forth herein, as it may be amended from time to time.
          “Prior Plan” means the Ablest Inc. Non-Employee Directors’ Stock Option Plan as in effective from May 16, 2000 through the date immediately preceding the Effective Date.
          “Re-Election Award” means the grant to a Non-Employee Director upon such director’s re-election to the Board of Directors after the Effective Date and following the completion of such Director’s current term as a director of a Stock Grant of 250 shares of the Company’s common stock.
          “Stock Grant” means the grant to a Non-Employee Director of a specified number of shares of the Company’s common stock subject to the restrictions, and other terms and conditions of this Plan and otherwise in the form of Exhibit A hereto.
          “Tandem Award” means a conditional cash grant award made to a Non-Employee Director in connection with the receipt of a Stock Grant and intended to reimburse such Non-Employee Director for the additional Taxes incurred by such Non-Employee Director as a result of such Non-Employee Director making a timely election under Section 83(b) of the Code to be taxed immediately on the receipt of such Stock Grant.
          “Taxes” means federal, state, and local income and self employment taxes.
3.	Administration and Construction of Plan.
          The Plan shall be administered by the Board of Directors of the Company. The validity, construction and effect of the Plan, any agreement between the Plan and any Non-Employee Director with respect to any Equity Award, and any rules and regulations relating to the Plan shall be determined in accordance with applicable law by the Board of Directors.
4.	Number of Shares Available.
          The aggregate number of shares of common stock of the Company that may be made subject to Equity Awards awarded under the Plan shall be 100,000 less the number of shares covered by awards made under the Prior Plan. In the event of a forfeiture of any Equity Award made under this Plan or any award made under the Prior Plan, the shares subject to such award shall be available for award pursuant to another Equity Award under this Plan.
5.	Limitation On Amendments To The Plan.
          The Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended (the “Code”), the Employee Retirement Income Security Act of 1974, as amended, or the rules or regulations promulgated under either of the foregoing acts.
6.	Participation.
          Non-Employee Directors who are participants in the Prior Plan shall continue to participate in the Plan until the Effective Date. The approval of the Plan shall have no impact on awards made to Non-Employee Directors under the Prior Plan and such awards shall continue to be subject to the terms and conditions of the Prior Plan and the applicable grant agreement.
          All Non-Employee Directors shall be eligible to participate in the Plan and shall become participants in the Plan as of the later of (i) the Effective Date or (ii) the date as of which such Non-Employee Director first commences service as a Non-Employee Director of the Company. A Non-Employee Director’s participation in the Plan shall cease upon the termination of a Non-Employee Director’s service as a Non-Employee Director.
7.	Equity Awards.
          Each person who is first elected by the directors or the shareholders to the Board of Directors as a Non-Employee Director on or after the Effective Date shall receive an Initial Award on the date of his or her election. Each Non-Employee Director shall receive a Re-Election Award each time he or she is re-elected to the Board of Directors on or after the Effective Date.
          Each Equity Award made in the form of a Stock Grant with respect to the Company’s common stock shall be made pursuant to a Grant Agreement in the form of Exhibit A hereto and shall be subject to the following terms and conditions.
          A. Section 83(b) Election. Should a Non-Employee Director make an election under Section 83(b) of the Internal Revenue Code with respect to a Stock Grant to be taxed for federal income tax purposes upon receipt of such grant, such Non-Employee Director shall so advise the Company in writing.

          B. Tandem Award. At the time an Equity Award is made in the form of a Stock Grant, the Board of Directors shall separately determine whether or not the Non-Employee Director shall also receive a Tandem Award and, if so, the amount of such Tandem Award. The right of a Non-Employee Director to receive such Tandem Award shall be conditioned upon such Non-Employee Director making a timely election under Section 83(b) of the Code to be taxed for federal income tax purposes upon receipt of such grant and so advising the Company in writing. The amount of any such Tandem Award shall not exceed a reasonable estimate of the Taxes which such Non-Employee Director will incur as a result of his or her making such Section 83(b) election and as a result of receiving such Tandem Award, assuming such Non-Employee Director is subject to tax at the highest marginal federal, state and local income tax rates applicable based on his residence at the time of the grant.
          C. Vesting. Subject to Section 8 below, a Non-Employee Director’s rights with respect to the shares of the Company’s common stock which are the subject of an Initial Award shall vest in three equal annual installments on the first, second, and third anniversaries of the grant and with respect to each Re-Election Award shall vest on the first anniversary of the date of grant.
          D. Shareholder Rights. Each Non-Employee Director receiving an Equity Award in the form of a grant of Stock Grants shall be deemed to have all the rights of a stockholder with respect to such Stock Grants as if such Non-Employee Director has received a grant of the shares of common stock represented by such Stock Grants from and after the date of grant, subject to the terms of this Plan and the risk of forfeiture inherent in the grant. The foregoing not withstanding, the Stock Grant shall not be transferable by such Non-Employee Director by sale, exchange, assignment, or encumbrance of any kind.
          E. Certificates. The stock certificate representing shares subject to a Stock Grant shall be held by the Company until the Non-Employee Director’s rights in such shares vest. As a condition of the grant, the Non-Employee Directors shall execute and deliver to the Company a blank stock power to be attached to such certificate. Such certificate shall be promptly delivered to such Non-Employee Directors following vesting. The Company may require as a condition to delivery of such certificate that the Non-Employee Director sign such further documentation as the Company reasonably determines to be necessary or appropriate to assure compliance with the requirements of federal and applicable state securities laws.
8.	Death; Disability; Cessation Of Service; Change In Control.
          a. Death or Disability. If a Non-Employee Director dies or becomes permanently and totally disabled (as defined in Section 72(m)(7) of the Code), each of his or her unvested Stock Grant grants shall vest upon the occurrence of such event.
          b. Retirement. If a Non-Employee Director retires from the Board of Directors of the Company in accordance with the policies and practices thereof, each of his or her unvested Stock Grants shall vest upon such retirement.
          c. Cessation Of Service. If a Non-Employee Director ceases to be a director of the Company as a result of his or her voluntary resignation or as a result of his or her removal as a director the shareholders of the Company for cause as permitted under the Delaware General Corporation Law, all of his or her Equity Awards that are not vested prior to such cessation or removal shall be forfeited. If a Non-Employee Director ceases to be a director of the Company as the result of his or her removal by the shareholders of the Company without cause, each of his or her unvested Stock Grant grants shall vest and be automatically converted into shares of the Company’s common stock upon such cessation of service.
          d. Change In Control. If there is Change in Control of the Company, all unvested Stock Grants shall become fully vested as of the date of the Change In Control. For this purpose, “Change in Control” shall mean any of the following events:
                    (i) any “person” (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Act”) and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Act), except (A) Clydis D. Heist and her lineal descendants and any trust for the benefit of her lineal descendants (collectively, the “Heist Family”) and (B) any trustee or fiduciary of any Company benefit plan, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act) of securities of the Company having at least [25%] of the voting power of the Company’s then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company) but only if at the time of such person’s becoming the beneficial owner of such voting power, the Heist Family no longer holds a majority of the outstanding shares of the Company’s common stock; or
                    (ii) the shareholders of the Company shall approve any merger or other business combination of the Company, any sale of all or substantially all of the Company’s assets in one or a series of related transactions or any combination of the foregoing transactions (the “Transactions”), other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction own greater than 50% of the voting securities of the surviving company (or its parent) (or, in a sale of assets, of the purchaser of the assets) immediately following the Transaction; or
                    (iii) within any 24 month period, the persons who were directors immediately before the beginning of such period (the “Disinterested Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be a Disinterested Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Disinterested Directors (so long as such director was not nominated by a person who has entered into an agreement, or threatened, to effect a Change of Control).
9.	Withholding Of Taxes.
          The Company may require, as a condition to any grant of an Equity Award under the Plan or to the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or any delivery of shares. The Company, in its sole discretion, may permit participants to pay such taxes through the withholding of shares otherwise deliverable to such participant in connection with such grant or the delivery to the Company of shares otherwise acquired by the Non-Employee Director. The Fair Market Value of shares withheld by the Company or tendered to the Company for the satisfaction of tax withholding obligations under this section shall be determined on the date such shares are withheld or tendered. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of shares under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes, provided that the Company shall not sell any such shares if such sale would be considered a sale by such grantee for purposed of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).
          A Non-Employee Director may elect to (i) have shares withheld from a grant or an award made under the Plan or tender shares to the Company in order to satisfy the tax withholding consequences of a grant or an award made under the Plan, only during the period beginning on the third business day following the date on which the Company releases the financial information specified in 17 C.F.R. Section 240.16b-3 (e) (1) (ii) and ending on the twelfth business day following such date.
10.	Written Agreement.
          Each Non-Employee Director to whom an Equity Award is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Company.
11.	Transferability.
          No right with respect to the shares subject to an unvested Equity Award shall be transferable by a Non-Employee Director otherwise than as follows: (i) by will or the laws of descent, (ii) by gift or contribution to a

Permitted Transferee, or (iii) by distribution pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. A “Permitted Transferee” means any one or more members of the Non-Employee Director’s family, any one or more trusts for the benefit of one or more members of his or her family, or any partnership of members of his or her family. Permitted Transferees and other transferees of an Equity Award shall be subject to all restrictions, terms and conditions applicable to such Equity Award prior to its transfer, except that the Equity Award shall not be further transferable during the lifetime of the Permitted Transferee.
12.	Adjustments.
          In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Company shall make such adjustments as it deems appropriate in the number and kind of shares reserved for issuance under the Plan, in the number and kind of shares covered by outstanding Equity Awards granted under the Plan. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all Equity Awards granted hereunder and that are outstanding on the date of such event shall be converted into Equity Awards with respect to the common stock of the surviving or continuing corporation.
13.	Listing And Registration.
          If the Company determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any Equity Award granted under the Plan is necessary or desirable as a condition of, or in connection with, the granting of same, no shares shall be issued unless such listing, registration or qualification is effected free of any conditions not acceptable to the Company.
14.	Duration Of Plan.
          The Plan shall become effective as of the Effective Date and will terminate at 5:00 p.m., Eastern Time, on May 15, 2010, but no such termination shall affect the prior rights under the Prior Plan or this Plan of the Company or of any Non-Employee Director who has received an Equity Award hereunder.

Exhibit A
ABLEST INC.
NON-EMPLOYEE DIRECTORS’ EQUITY RIGHTS PLAN
STOCK GRANT AGREEMENT
          This Agreement is made and entered into on                     , 200___, between Ablest Inc. (“Company”) and                                          (“Non-Employee Director”).
          In consideration of the mutual promises contained herein and for other good and valuable consideration, the parties agree as follows:
1.      The Company hereby delivers to Non-Employee Director an award of ___ Shares of Common Stock of the Company (the “Restricted Shares”) upon and subject to the terms and conditions hereof and of the Company’s Non-Employee Directors’ Equity Rights Plan, including risks of forfeiture set forth in the Plan. The Company also hereby agrees that in the event Non-Employee Director makes a timely election under Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed for federal income tax purposes upon receipt of such Restricted Shares and so notifies the Company in writing, the Company shall pay to Non-Employee Director, in cash, a Tandem Award in the amount of $                                         .
2.      Except as otherwise provided under the Plan, the Restricted Shares shall vest in accordance with the following vesting schedule

First Anniversary of Grant Date	Percent Vested
Second Anniversary of Grant Date	Percent Vested
Third Anniversary of Grant Date	Percent Vested
The Restricted Shares will also become fully vested upon the death, retirement, permanent disability, or removal of the Non-Employee Director as a director without cause, all in accordance with the terms of the Plan.
The Non-Employee Director’s rights with respect to the Restricted Shares, to the extent not then vested, shall terminate and be forfeited upon the voluntary resignation of Non-Employee Director as a director or his or her removal as a director for cause, all in accordance with the terms of the Plan.
3.      The stock certificate for the Restricted Shares shall be held by the Company during the period of any restriction thereon. The Non-Employee Director shall execute a blank stock power to be attached to such certificate while held by the Company.
4.      The certificate for the Restricted Shares shall be delivered to the Non-Employee Director immediately following the vesting date. The Company may require, as a condition of delivery of such certificate, that the Non-Employee Director sign such further documents as it reasonably determines to be necessary or appropriate to assure compliance with the requirements of federal and applicable state securities laws.
5.      The Non-Employee Director shall have all rights of a stockholder with respect to the Restricted Shares from and after the date hereof, in accordance herewith and subject to the risks of forfeiture set forth in the Plan.

6.      The terms and conditions contained in the Plan, as it may be amended from time to time hereafter, are incorporated into and made a part of this Agreement by reference, as if the same were set forth herein in full, and all provisions of this Agreement are made subject to the terms of the Plan, as so amended. All initially capitalized terms used herein shall the meaning given to such terms in the Plan.
IN WITNESS WHEREOF, the parties have hereunto affixed their signatures as of the date noted above.

ABLEST INC.		NON-EMPLOYEE DIRECTOR

By:
Signature

Its:
	Charles H. Heist, Chairman	Printed Name